UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

INNOVA ROBOTICS AND AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2007, Charles H. House was appointed as a director of Innova Robotics & Automation, Inc. (“Innova” or the “Company”). There was no understanding or arrangement between Mr. House and any other person pursuant to which Mr. House was appointed as a director. Mr. House does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Furthermore, there has not been a transaction, nor is there any proposed transaction, between Mr. House and us.

Since November, 2006, Mr. House has been the Executive Director of the Media X program in the Division of Research at Stanford University. From 2001 until October 2006, Mr. House served as Director, Virtual Collaboratory, IT Research for Intel Corporation. Mr. House has been Chairman of TII Networks (NASDAQ: TII) since December 2005, and a director since December 2003. Mr. House also served as Chairman of Applied Microsystems (NASDAQ: APPC) until it was acquired in 2003.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA HOLDINGS, INC.

Date: January 23, 2007	/s/ Walter K. Weisel
Walter K. Weisel
Chief Executive Officer